                                                                     EXHIBIT 5.1

                          [SNELL & WILMER LETTERHEAD]

                               December 22, 1999

The Dial Corporation
15501 North Dial Boulevard
Scottsdale, Arizona 85260-1619

      Re:   Registration Statement on Form S-3

Ladies and Gentlemen:

      At your request, we have examined the Registration Statement on Form S-3 (the "Registration Statement") relating to the registration and sale from time to time by you of up to an aggregate of $300,000,000 of debt securities, notes and/or other evidences of indebtedness ("Debt Securities") of The Dial Corporation in amounts, at prices, and on terms to be determined at the time of offering. We have also examined the Indenture which was executed and delivered on March 5, 1998, such corporate records, certificates and other documents and such questions of law as we have considered necessary or appropriate for the purposes of this opinion. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

      Based upon the foregoing, we advise you that, in our opinion, when the following events have occurred:

     (a) The Registration Statement has become effective under the Securities Act of 1933, as amended;

     (b) The due authorization, execution and delivery of the Supplemental Indenture to the Indenture pursuant to which Debt Securities are to be issued.

     (c) The due execution, registration and delivery of the certificate or certificates evidencing the Debt Securities; and

     (d) The Debt Securities have been established, issued and sold in the manner specified in the Registration Statement and the exhibits thereto, in accordance with corporate and governmental authorities and not in violation of any applicable law, agreement or instrument; then

The Dial Corporation
December 22, 1999
Page 2

      1. The Debt Securities to be issued by you will be legally issued under the Registration Statement, will be legally issued and binding obligations upon you, subject to the effect of (a) applicable reorganization or similar laws and court decisions affecting creditors' rights and remedies generally and (b) the application of general principles of equity (whether such enforceability is considered in a proceeding in equity or at law).

      You have informed us that you intend to issue the Debt Securities from time to time on a delayed or continuous basis. Accordingly, this opinion is subject to the laws, including the rules and regulations, as in effect on the date hereof. We understand that prior to issuing any Debt Securities you will advise us in writing of the terms thereof, will afford us an opportunity to review the operative documents pursuant to which such Debt Securities are to be issued (including the applicable Prospectus Supplement) and will file such supplement or amendment to this opinion (if any) as we reasonably consider necessary or appropriate by reason of the terms of the Debt Securities.

      This opinion is intended solely for the use of The Dial Corporation in connection with the Registration Statement. It may not be relied upon by any other person or for any other purpose, or reproduced or filed publicly by any person, without the written consent of this firm.

      We hereby consent to the use of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Prospectus and the form of Prospectus Supplement.

                                       Very truly yours,




                                       SNELL & WILMER L.L.P.